UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
October 6, 2023
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On October 13, 2023, The PNC Financial Services Group, Inc. (the “Corporation”) issued a press release regarding the Corporation’s earnings and business results for the third quarter of 2023. A copy of the Corporation’s press release is included in this Report as Exhibit 99.1 and is furnished herewith.

In connection therewith, the Corporation provided supplementary financial information on its website. A copy of the Corporation’s supplementary financial information is included in this Report as Exhibit 99.2 and is furnished herewith.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 6, 2023, as part of ongoing cost reduction initiatives, the Corporation committed to a workforce reduction expected to reduce its workforce by approximately 4 percent. Affected employees were informed of the workforce reduction beginning on October 6, 2023. The Corporation expects to incur one-time, pre-tax charges and costs associated with these actions of approximately $150 million, primarily related to cash severance, benefits and related termination costs. The Corporation expects that the majority of the charges will be incurred in the fourth quarter of 2023. The Corporation anticipates that implementation of the workforce reduction will be almost entirely complete in the fourth quarter of 2023, and will reduce personnel expenses by approximately $325 million, or 5 percent, annually (estimated based on the annualized pre-reduction personnel expense of affected employees, compared to total personnel expense).

Cautionary Statement Regarding Forward-Looking Information

This Report contains forward-looking statements regarding the Corporation’s anticipated size and timing of a workforce reduction, and the associated costs and cash expenditures and savings. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. The forward-looking statements in this Report speak only as of the date of this Report, and we assume no duty, and do not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements. As a result, we caution against placing undue reliance on any forward-looking statements. Forward-looking statements in this Report are subject to risks and uncertainties that include the risk that timing for completion of these actions may be delayed or more difficult to achieve than anticipated, including as a result of legal requirements related to workforce reductions that vary by jurisdiction, or the risk that associated costs and cash expenditures may be more than anticipated and the savings may be less than anticipated. These forward-looking statements are also subject to the principal risks and uncertainties applicable to our businesses generally that are disclosed in our 2022 Form 10-K and in our subsequent filings with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description	Method of Filing
99.1	Press release dated October 13, 2023	Furnished herewith
99.2	Financial Supplement (unaudited) for the Third Quarter 2023	Furnished herewith
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	October 13, 2023	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller